Exhibit (a)(3)

Notice of Guaranteed Delivery

for

Tender of Shares of Common Stock

of

BioForm Medical, Inc.

to

Vine Acquisition Corp.,

an indirect wholly owned subsidiary of

Merz GmbH & Co. KGaA

(not to be used for signature guarantees)

THE OFFER (AS DEFINED HEREIN) AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT (ONE MINUTE AFTER 11:59 P.M.), NEW YORK CITY TIME, ON FEBRUARY 12, 2010, UNLESS THE OFFER IS EXTENDED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE OF THE OFFER.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) being made by Vine Acquisition Corp. (“Acquisition Sub”) if (i) certificates (“Share Certificates”) representing shares of common stock, $0.01 par value per share (“Shares”) of BioForm Medical, Inc., a Delaware corporation, are not immediately available, (ii) Share Certificates and all other required documents cannot be delivered to Deutsche Bank Trust Company Americas, the depositary for the Offer (the “Depositary”) or (iii) the procedures for book-entry transfer described in Section 2 (Procedures for Tendering Shares of BioForm Common Stock in the Offer) of Acquisition Sub’s Offer to Purchase, dated January 15, 2010 (the “Offer to Purchase”) cannot be completed on a timely basis. This form may be transmitted by facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined below). See Section 2 of the Offer to Purchase.

The Depositary for the Offer is:

Deutsche Bank Trust Company Americas

By Regular, Registered or Certified Mail:	By Facsimile Transmission or Electronic Mail (for Eligible Institutions Only):	By Hand or Overnight Delivery:

DB Services Tennessee, Inc. P.O. Box 305050 Nashville, Tennessee 37211 Attn: Reorganization Unit	(615) 866-3889 DB.Reorg@db.com	DB Services Tennessee, Inc. 648 Grassmere Park Road Nashville, Tennessee 37211 Attn: Reorganization Unit

For Information 1-800-735-7777

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile to a number other than as set forth above will not constitute a valid delivery to the Depositary. Deliveries to BioForm Medical, Inc. or MacKenzie Partners, Inc., the Information Agent for the Offer, will not be forwarded to the Depositary and therefore will not constitute valid delivery.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal for the Offer is required to be guaranteed by an Eligible Institution (as defined below) under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on such Letter of Transmittal.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined below) and shares to the Depositary in the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

The guarantee on the reverse side must be completed to accept the Offer as described above.

Ladies and Gentlemen:

The undersigned hereby tenders to Vine Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Merz GmbH & Co. KGaA, a limited partnership by shares formed under the laws of the Federal Republic of Germany, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 2 (Procedures for Tendering Shares of BioForm Common Stock in the Offer) of the Offer to Purchase.

Number of Shares:

Certificate Nos. (if available):

(Check box if Shares will be tendered by book-entry transfer)  ☐

The Depository Trust Company Account Number

Dated

Name(s) of Record Holder(s):

Please Print

Address(es):

(Zip Code)

Daytime Area Code and Tel. No.:

Signature(s):

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GUARANTEE

(not to be used for signature guarantee)

The undersigned, a firm that is a participant in the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program or an eligible guarantor institution, as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each being referred to as an “Eligible Institutions” herein and in the Offer to Purchase), hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered herewith, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 2 (Procedures for Tendering Shares of BioForm Common Stock in the Offer) of the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal for the Offer (or a photocopy of a form of the Letter of Transmittal), with any required signature guarantees, or an Agent’s Message (as defined Section 2 of the Offer to Purchase), and any other required documents, within three trading days (as described in the Letter of Transmittal for the Offer) after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver a Letter of Transmittal for the Offer or an Agent’s Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm

Address(es):

(Zip Code)

Area Code and Tel. No.:

Authorized Signature

Name:

Please Type or Print

Title:

Dated:

NOTE:    DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL FOR THE OFFER.

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